UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 16, 2024, NRG Energy, Inc. (“NRG”) issued a press release announcing the offering of $1,500 million in aggregate principal amount of senior unsecured notes in two tranches, consisting of (i) senior notes due 2033 (the “2033 Notes”) and (ii) senior notes due 2034 (the “2034 Notes” and, together with the 2033 Notes, the “Notes”). A copy of the press release announcing the offering of the Notes is attached hereto as Exhibit 99.1, and incorporated by reference herein.

On October 16, 2024, NRG issued a press release announcing the upsizing and pricing of its offering of $1,875 million in aggregate principal amount of senior unsecured notes, consisting of (i) $925 million aggregate principal amount of 2033 Notes and (ii) $950 million aggregate principal amount of 2034 Notes. The aggregate principal amount of the offering was increased from the previously announced offering size of $1,500 million. NRG intends to use the net proceeds from the increase in the offering size of the Notes to redeem all of the outstanding 6.625% Senior Notes due 2027 issued by NRG, of which $375 million aggregate principal amount is outstanding. A copy of the press release announcing the upsizing and pricing of the Notes is attached hereto as Exhibit 99.2, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 16, 2024, announcing the launch of the Notes.
99.2	Press Release, dated October 16, 2024, announcing the upsizing and pricing of the Notes.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the IXBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2024	NRG Energy, Inc.
(Registrant)

	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary